Exhibit 99.1

Charlotte’s Web Reports 2022

Third Quarter Financial Results

Operating Expenses improved 38%

Cash increase over Q2 of 2022

DENVER - November 14, 2022- (TSX:CWEB, OTCQX:CWBHF), Charlotte’s Web Holdings, Inc. (“Charlotte’s Web” or the “Company”), the market leader in full-spectrum hemp extract wellness products, today reported financial results for the third quarter ended September 30, 2022.

“We’ve made significant progress this year realigning resources to strengthen Charlotte’s Web for long-term growth by executing on our strategic imperatives around innovation, expanding channels and distribution, growing our international presence, and furthering potential FDA pathways,” Jacques Tortoroli, Chief Executive Officer of Charlotte’s Web, said. “Importantly, we have also restructured our sales organization and streamlined operations, which reduced expenses by 38%, now below $70 million on an annualized run rate. We believe this positions us for sustained improvement in topline growth and profitability as our key initiatives continue to gain traction.”

Business highlights

Charlotte’s Web significantly expanded its U.S. coverage, adding several new distributors and entering new channels:

•	SBM LLC: A new vertical and industry first for CBD, through this employer-sponsored benefit plan, US employers can now confidently provide employees and their pets with coverage and access to Charlotte's Web products as an alternative health and wellness therapy.
•	Cardinal Health: Wholesale distribution agreement covering thousands of pharmacies and retail chain customers.
•	Hanson Faso Sales and Marketing: Leading brokers across the Central U.S. with thousands of retail customer locations across specialty, grocery, natural, specialty, food service, and alternate channels.
•	Southern Glazer: CW product line added to America’s leading wine and spirits distribution company in 44 states.
•	Stark Foods: A chief distributor of European specialty food and beauty products to grocery and retail in the US servicing almost 15,000 doors through its multi-broker network.

During the third quarter, Charlotte’s Web announced a new product line for the sports channel and in October, unveiled the first product “Charlotte’s Web Sport - Daily Edge™” broad spectrum oil tincture - the first and only broad spectrum CBD oil to be certified NSF for Sport®. The line provides athletes and consumers with safe, natural options to support recovery, help keep calm under pressure, and maintain healthy sleep cycles and focus.

Charlotte's Web was named the “Official CBD of Major League Baseball” on October 12, 2022, which coincided with the launch of Daily Edge. This marked the first major professional sports league to form a strategic partnership agreement with a CBD company. Charlotte’s Web commends MLB’s recognition of the broad interest and value of CBD for supporting the daily health and wellness of its players and fans.

“The MLB partnership is a home run for Charlotte’s Web and CBD. We expect its well established and trusted profile to positively influence consumers, government regulators and Congressional leadership. The partnership has already paid significant dividends through the awareness and education enabled by the enormous exposure that MLB provides through its base of 180 million fans throughout the year. This partnership can be the first domino in a series of high profile moves within the CBD category among leading organizations,” added Mr. Tortoroli.

Executing on its asset-light model for international markets by partnering with leading local market partners, on November 2, 2022, Charlotte’s Web announced a strategic alliance with Tilray Brands for manufacturing and distribution in Canada. For the first time, Canadians will have the ease of nationwide availability of Charlotte’s Web full spectrum CBD products through Tilray’s distribution network. First availability is expected in early 2023 for hemp extract oil tinctures, followed by gummies and topicals.

Q3-2022 Financial Review

For the three-month period ended September 30, 2022, net revenue was $17.0 million, a decrease of 28.1% versus $23.7 million in Q3-2021. The decrease was primarily due to lower comparable customer shipments, ongoing consumer shifts from tinctures to lower-priced gummies and formats, and lower relative traffic to the Company’s e-commerce store.

Direct-to-consumer e-commerce net revenue was $11.8 million, a decrease of $3.4 million or 22.5% due to lower year-over-year traffic. Charlotte’s Web maintains the largest e-commerce business in the CBD industry and e-commerce represents the largest channel in the industry with an approximate 40% industry market share according to the Brightfield Group.

Business-to-business net revenue was $5.3 million, a decrease of $3.3 million, or 38.1%, lower year-over-year primarily due to lower comparable shipments to some of the Company’s largest retail customers. Several new distributors were added during the quarter as a result of a strategic transition from direct-sales to a distributor model, however, these take time to develop and did not materially impact sales in the quarter. Charlotte’s Web holds the number one share position across major retail channels including food/drug/mass retail, and natural grocery & vitamin retailers, based on market share data from leading third-party analysts such as The Nielsen Company (total xAOC), SPINS (SPINS Total US), and Brightfield Group, respectively.

Gross profit was $8.9 million, or 52.5% of revenue versus $14.9 million and 62.9% of revenue respectively in Q3-2021. The decrease was primarily related to lower net revenue and sales mix with consumer trend shift from oil tinctures to lower-cost gummies

Total selling, general and administrative (“SG&A”) expenses were $11.0 million, including an Employee Retention Credit ("ERC") tax benefit of $4.1 million, due from the U.S. Internal Revenue Service, recorded in the third quarter of 2022. Excluding the ERC, SG&A expenses were $15.1 million, a 37.7% year-over-year reduction as compared to SG&A expense of $24.3 million in Q3-2021. The net improvement reflects restructuring activities earlier this year lowering personnel costs, a decrease in media marketing spend, and increased operating efficiencies resulting from actions implemented year-to-date. The recently signed MLB sponsorship agreement did not impact SG&A during the third quarter and will not have a significant impact on a full-year basis.

An operating loss of $3.9 million in the third quarter of 2022 improved by $5.5 million, or 58.2%, as compared to an operating loss of $9.4 million in Q3-2021. The improvement, despite lower revenue, was primarily attributable to reduced operating expenses and the ERC. The net loss for the quarter was $7.6 million, or ($0.05) per share on a basic and diluted basis, compared to a net loss of $0.8 million, or ($0.01) per share, on a basic and diluted basis, in Q3-2021. Q3-2022 included a negative change in the fair value of the Company's SBH Purchase Option of $4.0 million, versus a positive change of $5.7 million in Q3-2021, for a non-cash net difference of $9.7 million year-over-year for the period. In addition, the Company's warrant liabilities were revalued in Q3-2021 resulting in a non-cash gain of $2.6 million.

Adjusted EBITDA1 for the third quarter of 2022 was positive $0.6 million, an improvement of $5.5 million as compared to Adjusted EBITDA of negative $4.8 million in Q3-2021.

Balance Sheet and Cash Flow

Net cash used from operations for the nine-month period ended September 30, 2022, was $2.6 million as compared to $23.3 million for the same period in 2021. The Company’s cash and working capital at September 30, 2022, were $16.5 million and $61.0 million, respectively, compared to $19.5 million and $75.6 million at December 31, 2021, and $14.8 million and $64.6 million at June 30, 2022.

Consolidated Financial Statements and Management’s Discussion and Analysis

The Company’s unaudited condensed consolidated Balance Sheets as of September 30, 2022 and December 31, 2021 and the unaudited condensed consolidated Statements of Operations, Shareholders’ Equity, and Cash Flows and accompanying notes for the three and nine months ended September 30, 2022 and 2021 and related management’s discussion and analysis of financial condition and results of operations (“MD&A”) are reported in the Company’s 10Q filing on the Securities and Exchange Commission website at www.sec.gov and on SEDAR at www.sedar.com, and will be available on the Investor Relations section of the Company’s website at https://investors.charlottesweb.com.

Conference Call

Management will host a conference call to discuss the results on November 15, 2022, at 10:00 a.m. Eastern Standard Time. To participate in the call, please dial 1-416-764-8659 or 1-888-664-6392 approximately 10 minutes before the conference call and provide confirmation number 24797121 or listen to the live webcast online.

A recording of the call will be available through November 22, 2022. To listen to a replay of the earnings call please dial 1-416-764-8677 or 1-888-390-0541 and provide conference replay ID 797121. A webcast of the call will also be accessible through the investor relations section of the Company’s website for an extended period of time.

About Charlotte’s Web Holdings, Inc.

Charlotte's Web Holdings, Inc., a Certified B Corporation headquartered in Denver, is the market leader in innovative hemp extract wellness products under a family of brands that includes Charlotte's Web™, CBD Medic™, and CBD Clinic™. Charlotte’s Web whole-plant CBD extracts come in full-spectrum and broad-spectrum (THC-free) options, including the world’s only broad-spectrum CBD certified NSF for Sport®, which is the official CBD of Major League Baseball©. Founded by the seven Stanley Brothers, ignited the CBD industry when they came to global prominence with the coverage of a young girl’s astounding reaction to their hemp extract. Their advocacy changed laws, public perception, and research around the vast health potential of plant-based solutions. The Stanleys built their business with the mission to bring safe, botanical options to health seekers worldwide. Charlotte's Web branded premium quality products start with proprietary hemp genetics that are American farm-grown using organic and regenerative cultivation practices. The Company's hemp extracts have naturally occurring botanical compounds including cannabidiol ("CBD"), CBC, CBG, terpenes, flavonoids, and other beneficial compounds. The Company's CW Labs R&D division advances hemp science at a center of excellence in Louisville, Colorado. Charlotte’s Web product categories include CBD oil tinctures (liquid products) CBD gummies (sleep, stress, exercise recovery), CBD capsules, CBD topical creams and lotions, as well as CBD pet products for dogs.  Through its vertically integrated business model, Charlotte’s Web maintains stringent control over product quality and consistency with 20+ product lot testing for quality assurance. Charlotte’s Web products are distributed to more than 15,000 retailers, over 8,000 health care practitioners, and online through the Company's website at www.charlottesweb.com.

Charlotte’s Web was founded by the seven Stanley Brothers with a mission to unleash the healing powers of botanicals through compassion and science, benefiting the planet and all who live upon it. Charlotte's Web is a socially and environmentally conscious company and is committed to using business as a force for good and a catalyst for innovation. The Company weighs sound business decisions with consideration for how its efforts affect employees, customers, the environment, and diverse communities. The rate the Company pays for agricultural products reflects a fair and sustainable rate driving higher quality yield, encouraging regenerative farming practices, and supporting U.S. farming communities. Management believes that its socially oriented and environmentally responsible actions have a positive impact on its customers, suppliers, employees and stakeholders. Charlotte's Web donates a portion of its pre-tax earnings to charitable organizations.

Shares of Charlotte's Web trade on the Toronto Stock Exchange (TSX) under the symbol “CWEB” and are quoted in U.S. Dollars in the United States on the OTCQX under the symbol “CWBHF”. As of November 10, 2022, Charlotte's Web had 151,628,652 Common Shares outstanding.

© Major League Baseball trademarks and copyrights are used with permission of Major League Baseball. Visit MLB.com.

Forward-Looking Information

In the interest of providing the shareholders and potential investors of Charlotte's Web Holdings, Inc. with information about the Company, certain information provided herein constitutes forward-looking statements or information (collectively, "forward-looking statements") within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Forward-looking statements are typically identified by words such as "may", "will", "should", "could", "anticipate", "expect", "project", "estimate", "forecast", "plan", "intend", "target", "believe" and similar words suggesting future outcomes or statements regarding an outlook. Although these forward-looking statements are based on assumptions the Company considers to be reasonable based on the information available on the date such statements are made, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties, and other factors which may cause actual results, levels of activity, and achievements to differ materially from those expressed or implied by such statements. The forward-looking statements contained in this press release are based on certain assumptions and analysis by the management of the Company in light of its experience and perception of historical trends, current conditions and expected future development and other factors that it believes are appropriate.

Specifically, this press release contains forward-looking statements relating to, but not limited to: : our beliefs that we are positioned for sustained improvement in growth and profitability beginning in 2023; our expectations regarding the positive influence of our MLB partnership on consumers, regulators and government officials and as a first domino in endorsements of CBD products by high profile organizations; our expectations regarding the availability of our products in Canada through the Tilray relationship; rebuilding online traffic and conversion; progress continuing in key international markets; our products continuing being allowed to be sold in the UK; the expectation that we will have our first bulk product shipment in the second half of the year; that we continue to steward use of cash while furthering our product rationalization to lower complexity and costs across our operations; anticipated consumer trends and corresponding product innovation; anticipated future financial results; international expansion activities and strategy, including partnerships in Greater China, harvest and planned product sales in Canada, and expansion in UK and EU; sales volume, product, channel and international expansion plans; growth of the Company’s market share position; that the reorganization right-sized our operating expenses to our revenue; the impact of certain activities on the Company's business and financial condition; suggested regulatory developments; and the Company's anticipated trajectory, long-term growth expectations and shareholder value creation.

The material factors and assumptions used to develop the forward-looking statements herein include, but are not limited to, the following: the impact of the COVID-19 pandemic; the regulatory climate in which the Company currently operates and may in the future operate; successful sales of the Company's products; the success of sales and marketing activities; there will be no significant delays in the development and commercialization of the Company's products, including in relation to supply chain disruptions; outcomes from R&D activities; ability for the Company to leverage R&D and brand recognition for product sales; the Company's ability to deal with adverse growing conditions (due to pests, disease, fungus, climate or other factors) in a timely and cost-effective manner; there will be no significant reduction in the availability of qualified and cost-effective human resources; new products will continue to be added to the Company's portfolio; demand for the Company's products will grow in the foreseeable future; there will be no significant barriers to the acceptance of the Company's products in the market, including in international markets; the Company will be able to maintain compliance with applicable contractual and regulatory obligations and requirements; there will be adequate liquidity available to the Company to carry out its operations and business plans; the Company will have sufficient capital to pursue its sales volume, product, channel and international expansion; and products do not develop that would render the Company's current and future product offerings undesirable and the Company is otherwise able to minimize the impact of competition and keep pace with changing consumer preferences.

The Company's forward-looking statements are subject to risks and uncertainties pertaining to, among other things, the adverse impact of the COVID-19 pandemic to the Company's operations, supply chain, distribution chain, and to the broader market for the Company's products; revenue fluctuations; nature of government regulations (both domestic and foreign); economic conditions; loss of key customers; retention and availability of executive talent; competing products; common share price volatility; loss of proprietary information; product acceptance; internet and system infrastructure functionality; information technology security; available capital to fund operations and business plans; crop risk; international and political considerations; regulatory changes; and including but not limited to those risks and uncertainties discussed under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ending December 31, 2021 available on www.sec.gov and www.sedar.com, and other risk factors contained in other filings with the Securities and Exchange Commission available on www.sec.gov and filings with Canadian securities regulatory authorities available on www.sedar.com. The impact of any one risk, uncertainty, or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent, and the Company's future course of action depends on management's assessment of all information available at the relevant time.

Except as required by applicable law, the Company assumes no obligation to publicly update or revise any forward-looking statements made, whether as a result of new information, future events, or otherwise. All forward-looking statements, whether written or oral, attributable to the Company or persons acting on the Company's behalf, are expressly qualified in their entirety by these cautionary statements.

(1) Non-GAAP Measures

The press release contains non-GAAP measures, including EBITDA and Adjusted EBITDA. Please refer to the section in the tables captioned “Non-GAAP Measures” below for additional information and a reconciliation to GAAP for all Non-GAAP metrics.

For further information contact:

Greg Gould

Chief Financial Officer

(720) 388-6505

Greg.Gould@CharlottesWeb.com

Cory Pala

Director of Investor Relations

(720) 484-8930

Cory.Pala@CharlottesWeb.com

CHARLOTTE’S WEB HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30,	December 31,
	2022 (unaudited)	2021
ASSETS
Current assets:
Cash and cash equivalents	$16,513	$19,494
Accounts receivable, net	2,044	4,882
Notes receivable - current	495	495
Inventories, net	50,599	52,077
Prepaid expenses and other current assets	4,530	8,095
Income taxes receivable	—	10,764
Total current assets	74,181	95,807
Property and equipment, net	31,087	36,085
Operating lease right-of-use assets, net	17,079	20,679
Intangible assets, net	2,018	2,843
Stanley Brothers USA Holdings purchase option	9,100	13,000
Notes receivable - noncurrent	1,037	1,037
Other long-term assets	6,016	2,062
Total assets	$140,518	$171,513
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,584	$5,049
Accrued and other current liabilities	7,435	9,570
Cultivation liabilities - current	812	3,448
Lease obligations - current	2,316	2,103
Total current liabilities	13,147	20,170
Cultivation liabilities - noncurrent	—	385
Lease obligations - noncurrent	18,507	20,500
Other long-term liabilities	2	12
Total liabilities	31,656	41,067
Commitments and contingencies
Shareholders’ equity:
Common shares, nil par value; unlimited shares authorized as of September 30, 2022 and December 31, 2021, respectively; 145,509,372 and 144,659,964 shares issued and outstanding as of September 30, 2022 and December 31, 2021	1	1
Proportionate voting shares, nil par value; nil shares authorized as of September 30, 2022 and December 31, 2021, respectively; nil shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	321,559	319,059
Accumulated deficit	(212,698)	(188,614)
Total shareholders’ equity	108,862	130,446
Total liabilities and shareholders’ equity	$140,518	$171,513

CHARLOTTE’S WEB HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended September 30, (unaudited)		Nine months ended September 30, (unaudited)
	2022	2021	2022	2021
Revenue	$17,037	$23,704	$55,271	$71,263
Cost of goods sold	8,092	8,789	25,291	26,884
Gross profit	8,945	14,915	29,980	44,379

Selling, general and administrative expenses	11,032	24,299	48,646	73,263
Asset impairment	1,822	—	1,822	—
Operating loss	(3,909)	(9,384)	(20,488)	(28,884)

Other income, net	321	110	304	320
Change in fair value of financial instruments and other	(4,000)	8,459	(3,900)	9,082
Loss before provision for income taxes	(7,588)	(815)	(24,084)	(19,482)

Income tax benefit	—	38	—	8
Net loss	$(7,588)	$(777)	$(24,084)	$(19,474)

Net loss per common share, basic and diluted	$(0.05)	$(0.01)	$(0.17)	$(0.14)
Weighted-average shares used in computing net loss per share, basic and diluted	145,334,992	140,521,244	145,203,515	140,054,738

CHARLOTTE’S WEB HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(in thousands, except share amounts)

(unaudited)

	Proportionate Voting Shares	Common Shares
	Shares	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
Balance - December 31, 2021	—	144,659,964	$1	$319,059	$(188,614)	$130,446
Common shares issued upon vesting of restricted share units, net of withholding	—	77,193	—	(45)	—	(45)
Harmony Hemp contingent equity compensation	—	169,045	—	165	—	165
ATM program issuance costs	—	239,500	—	(2)	—	(2)
Share-based compensation	—	—	—	1,214	—	1,214
Net loss	—	—	—	—	(8,626)	(8,626)
Balance - March 31, 2022	—	145,145,702	$1	$320,391	$(197,240)	$123,152
Common shares issued upon vesting of restricted share units, net of withholding	—	132,463	—	(13)	—	(13)
Share-based compensation	—	—	—	643	—	643
Net loss	—	—	—	—	(7,870)	(7,870)
Balance - June 30, 2022	—	145,278,165	$1	$321,021	$(205,110)	$115,912
Common shares issued upon vesting of restricted share units, net of withholding	—	231,207	—	(67)	—	(67)
ATM program issuance costs	—	—	—	(59)	—	(59)
Share-based compensation	—	—	—	664	—	664
Net loss	—	—	—	—	(7,588)	(7,588)
Balance - September 30, 2022	—	145,509,372	$1	$321,559	$(212,698)	$108,862
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CHARLOTTE’S WEB HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(in thousands, except share amounts)

(unaudited)

	Proportionate Voting Shares	Common Shares
	Shares	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
Balance - December 31, 2020	81,177	107,060,237	$1	$305,133	$(50,892)	$254,242
Exercise of stock options	—	8,261	—	30	—	30
Conversion to common shares	(3,961)	1,584,410	—	—	—	—
Common shares issued upon vesting of restricted share units, net of withholding	—	61,548	—	(112)	—	(112)
Exercise of common stock warrants	—	98,788	—	441	—	441
Share-based compensation	—	—	—	832	—	832
Harmony Hemp contingent equity compensation	—	169,046	—	360	—	360
Net loss	—	—	—	—	(12,774)	(12,774)
Balance - March 31, 2021	77,216	108,982,290	$1	$306,684	$(63,666)	$243,019
Conversion to common shares	(1,327)	530,900	—	—	—	—
Withholding of common stock upon vesting of restricted share awards	—	16,559	—	(26)	—	(26)
Harmony Hemp contingent equity compensation	—	—	—	363	—	363
ATM Offering, net of share issuance costs	—	278,200	—	839	—	839
Share-based compensation	—	—	—	994	—	994
Net loss	—	—	—	—	(5,923)	(5,923)
Balance - June 30, 2021	75,889	109,807,949	$1	$308,854	$(69,589)	$239,266
Conversion to common shares	(38,675)	15,469,990	—	—	—	—
Withholding of common stock upon vesting of restricted share awards	—	103,074	—	(5)	—	(5)
Harmony Hemp contingent equity compensation	—	169,045	—	196	—	196
ATM Offering, net of share issuance costs	—	740,000	—	1,918	—	1,918
Share-based compensation	—	—	—	1,383	—	1,383
Net loss	—	—	—	—	(777)	(777)
Balance - September 30, 2021	37,214	126,290,058	$1	$312,346	$(70,366)	$241,981

CHARLOTTE’S WEB HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine months ended September 30, (unaudited)
	2022	2021
Cash flows from operating activities:
Net loss	$(24,084)	$(19,474)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,762	8,228
Asset impairment	1,822	—
Change in fair value of financial instruments	3,900	(9,082)
Allowance for credit losses	(89)	590
Inventory provision	1,857	178
Share-based compensation	2,686	4,128
(Gain)/Loss on disposal of assets	(97)	267
Cultivation settlement reduction	(582)	—
Changes in right-of-use assets	1,877	—
Changes in operating assets and liabilities:
Accounts receivable, net	2,928	(226)
Inventories, net	112	(876)
Prepaid expenses and other current assets	3,086	112
Operating lease obligations	(1,665)	(81)
Accounts payable, accrued and other liabilities	(4,238)	(439)
Income taxes receivable	10,764	523
Cultivation liabilities	(2,471)	(7,166)
Other operating assets and liabilities, net	(4,167)	(6)
Net cash used in operating activities	(2,599)	(23,324)
Cash flows from investing activities:
Purchases of property and equipment and intangible assets	(411)	(4,088)
Proceeds from sale of assets	354	9
Issuance of notes receivable, net of collections	—	468
Investment in Stanley Brothers USA Holdings purchase option	—	(8,000)
Other investing activities	—	521
Net cash used in investing activities	(57)	(11,090)
Cash flows from financing activities:
Proceeds from sale of public offering, net of issuance costs	(61)	2,896
Proceeds from stock option exercises	—	30
Other financing activities	(264)	(246)
Net cash (used) provided in financing activities	(325)	2,680
Net decrease in cash and cash equivalents	(2,981)	(31,734)
Cash and cash equivalents - beginning of period	19,494	52,803
Cash and cash equivalents - end of period	$16,513	$21,069
Non-cash activities:
Non-cash purchases of property and equipment	$—	$(2,490)

(1) Non-GAAP Measures - Adjusted EBITDA

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) is not a recognized performance measure under U.S. GAAP. The term EBITDA consists of net loss and excludes interest, taxes, depreciation, and amortization. Adjusted EBITDA also excludes other non-cash items such as changes in fair value of financial instruments (Mark-to-Market), Share-based compensation, and impairment of assets. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. The non-GAAP financials measures do not have a standardized meaning prescribed under U.S. GAAP and therefore may not be comparable to similar measures presented by other issuers. The primary purpose of using non-GAAP financial measures is to provide supplemental information that we believe may be useful to investors and to enable investors to evaluate our results in the same way we do. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, we use these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware, however, that not all companies define these non-GAAP measures consistently.

(1)	EBITDA and Adjusted EBITDA are non-GAAP financial measures with reconciliations provided in the table below.

	Three-months ended September 30,		Nine-months ended September 30,
U.S. $ Thousands	2022	2021*	2022	2021*

Net loss	$(7,588)	$(777)	$(24,084)	$(19,474)

Depreciation of property and equipment and amortization of intangibles	1,822	2,763	5,762	8,228
Financing costs	—	—	—	—
Interest (income) expense	(88)	9	(69)	18
Income tax	—	38	—	8

EBITDA	(5,854)	2033	(18,391)	(11,220)

Stock Comp	664	1,579	2,686	4,128
Mark-to-market financial instruments	4,000	(8,459)	3,900	(9,082)
Impairment	1,822	—	1,822	—
Adjusted EBITDA	$632	$(4,847)	$(9,983)	$(16,174)

*Certain prior year amounts in the table above have been conformed to the current year presentation in accordance with how the Company is defining the EBITDA and Adjusted EBITDA calculation as of September 30, 2022.